                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            LEWIS GALOOB TOYS, INC.
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


  ----------------------------------------------------------------------------
  (Name of Person(s) Filing the Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy per Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

[ ] Fee previously paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

                            LEWIS GALOOB TOYS, INC.
                             500 Forbes Boulevard
                    South San Francisco, California  94080
                              __________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 June 20, 1995
                              ___________________

TO THE HOLDERS OF COMMON STOCK AND $17.00 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK OF LEWIS GALOOB TOYS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lewis Galoob Toys, Inc. (the "Corporation") will be held at 10 o'clock A.M., local time, on June 20, 1995, at the Crown Sterling Suites Hotel, 250 Gateway Boulevard, South San Francisco, California.

     At the Annual Meeting of Stockholders, the holders of the Corporation's common stock, $.01 par value per share ("Common Stock"), will vote on the following proposals:

     1. The election of three (3) directors of the Corporation to hold office until the 1998 Annual Meeting of Stockholders and until the election and qualification of their successors.

     2.   The approval of a proposal to approve the Corporation's
          1995 Non-Employee Directors' Stock Option Plan for non-employee directors of the Corporation.

     3. The ratification of the appointment of Price Waterhouse as the Corporation's independent accountants for the fiscal year 1995.

     4. The transaction of such other business as may properly come before the meeting or any and all adjournments thereof.

     Only holders of record of the Common Stock at the close of business on May 2, 1995 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting of

Stockholders and any adjournment(s) thereof. Such stockholders may vote in person or by proxy. The Common Stock transfer books of the Corporation will not be closed.

     At the Annual Meeting of Stockholders, the holders of the Corporation's $17.00 Convertible Exchangeable Preferred Stock ("Preferred Stock") will vote on the election of two (2) directors of the Corporation to hold office until the earlier to occur of (a) the next Annual Meeting of Stockholders and the election (by the holders of Preferred Stock) and qualification of their successors or (b)

the date on which the holders of Preferred Stock shall no longer be entitled to designate directors.

     Each share of Preferred Stock represents ten Depositary Convertible Exchangeable Preferred Shares ("Depositary Shares"). Only holders of record of the Preferred Stock and Depositary Shares at the close of business on the Record Date are entitled to receive notice of the Annual Meeting of Stockholders and any adjournment(s) thereof, and only holders of record of the Preferred Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting of Stockholders and any adjournment(s) thereof. The holders of Preferred Stock may vote in person or by proxy. The Preferred Stock and Depositary Share transfer books of the Corporation will not be closed.

     Stockholders who find it convenient are cordially invited to attend the meeting in person. If you are not able to do so and wish that your shares be voted, you are requested to fill in, sign, date and return the green instruction form (for holders of Depositary Shares) or the white proxy card (for holders of Common Stock) in the enclosed envelope. No postage is required if mailed in the United States.

                                   By Order of the Board of Directors,

                                   KATHLEEN A. GOULDING
                                   Secretary

Dated:  May 9, 1995

                            LEWIS GALOOB TOYS, INC.
                             500 Forbes Boulevard
                    South San Francisco, California  94080
                               _________________

                                PROXY STATEMENT
                               _________________

                        Annual Meeting of Stockholders

                                 June 20, 1995
                               _________________

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lewis Galoob Toys, Inc. (the "Corporation") of proxies to be used at the Annual Meeting of Stockholders of the Corporation to be held at 10:00 a.m., local time, on June 20, 1995, at the Crown Sterling Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080, and at any adjournment(s) thereof.

     With respect to holders of the Corporation's common stock, $.01 par value per share ("Common Stock"), if the white proxy card accompanying this Proxy Statement is properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the white proxy card, but if no instructions are given, such shares of Common Stock will be voted (1) for the election as directors of the three nominees of the Board of Directors named below, (2) in favor of the proposal to approve a new stock option plan for non-employee directors of the Corporation (the "1995 Plan"), (3) in favor of the ratification of the appointment of Price Waterhouse as the Corporation's independent accountants for the fiscal year 1995 and (4) in the discretion of the proxies named on the white proxy card on any other proposals to properly come before the meeting or any adjournment(s) thereof.

     Chemical Trust Company of California, as depositary (the "Depositary"), is the holder of record of all of the outstanding shares of the Corporation's $17.00 Convertible Exchangeable Preferred Stock ("Preferred Stock"). At the Annual Meeting of Stockholders, the Depositary will be asked to vote for the election as directors of the two nominees of the Board of Directors named below. Each share of Preferred Stock represents ten of the Corporation's Depositary Convertible Exchangeable Preferred Shares ("Depositary Shares"). The Depositary is required to act in accordance with the written instructions of the holders of the Depositary Shares. At or before the Annual Meeting of Stockholders, the Depositary will complete the blue proxy card accompanying this Proxy Statement, based upon the instructions given to the Depository by the holders of the Depository Shares. Therefore, with respect to holders of the Depositary Shares, if the green instruction form accompanying this Proxy Statement is properly executed and returned, the shares of Preferred Stock represented thereby will be voted by the Depositary as instructed on the green instruction form, but if no instructions are given, such shares of Preferred Stock will be voted for the election as directors of the two nominees of the Board of Directors named below.


     Any of the green instruction forms, blue proxy cards or white proxy cards may be revoked prior to its exercise, but the attendance at the meeting by any stockholder who has previously given a green instruction form, blue proxy card or white proxy card will not have the effect of revoking his or her green instruction form, blue proxy card or white proxy card, as the case may be, unless such stockholder delivers written notice of revocation to the secretary of the Annual Meeting of Stockholders prior to the exercise of the rights specified by the green instruction form, blue proxy card or white proxy card, as the case may be. The approximate date of mailing of this Proxy Statement and the accompanying green instruction form, blue proxy card and white proxy card is May 9, 1995.

                                    VOTING

     Holders of record of the Common Stock on May 2, 1995 (the "Record Date") will be entitled to vote at the Annual Meeting of Stockholders or any adjournment(s) thereof. On the Record Date, there were 10,059,639 shares of Common Stock outstanding and entitled to vote and a majority, or 5,029,820 shares of Common Stock, will constitute a quorum for the transaction of business by the holders of the Common Stock. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Annual Meeting of Stockholders, other than the election of two directors by the holders of Preferred Stock.

     Holders of record of the Depositary Shares on the Record Date will be entitled to instruct the Depositary to vote at the Annual Meeting of Stockholders or any adjournment(s) thereof. On the Record Date, there were 1,839,500 Depositary Shares outstanding. Holders of record of the Preferred Stock on the Record Date will be entitled to vote at the Annual Meeting of Stockholders or any adjournment(s) thereof. On the Record Date, there were 183,950 shares of Preferred Stock outstanding and entitled to vote and a majority, or 91,976 shares of Preferred Stock, will constitute a quorum for the transaction of business by the holders of the Preferred Stock. Each share of Preferred Stock entitles the holder thereof to one vote on the election of two
(2) directors by the holders of Preferred Stock, but on no other matter to come before the Annual Meeting of Stockholders.

     The favorable vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the meeting is necessary to (i) elect the three directors nominated below for election by the holders of the Common Stock, (ii) approve the 1995 Plan and (iii) ratify the appointment of Price Waterhouse as the Corporation's independent accountants for the 1995 fiscal year. Abstentions will have the same effect as votes against the proposals. Broker non-votes will be disregarded and will have no effect on the outcome of the votes for the proposals. The Board of Directors recommends a vote FOR each of the proposals set forth above.

     The favorable vote of a majority of the shares of Preferred Stock represented in person or by proxy and entitled to vote at the meeting is necessary to elect the two directors nominated below for election by the holders of the Preferred Stock. Abstentions will have the same effect as votes against the proposal. Broker non-votes will be disregarded and will have no effect on the outcome of the votes for the proposal. The Board of Directors recommends a vote FOR the proposal set forth above.

                             ELECTION OF DIRECTORS

     The Corporation's Certificate of Incorporation and By-laws provide for a Board of Directors elected by the holders of Common Stock which is divided into three classes of directors serving staggered three-year terms. Furthermore, the Certificate of Designations with respect to the Preferred Stock provides that, so long as the Corporation is six or more quarters in arrears in the payment of dividends to the holders of the Preferred Stock, the holders of a majority of the shares of Preferred Stock will be entitled to elect two directors to the Board of Directors. The terms of the directors elected by the holders of Preferred Stock continue until the earlier to occur of (a) the next Annual Meeting of Stockholders and the election (by the holders of Preferred Stock) and qualification of their successors or (b) the date on which the holders of Preferred Stock shall no longer be entitled to designate directors.

     At the forthcoming Annual Meeting of Stockholders to be held on June 20, 1995, three directors from the second class will be elected for a term expiring at the 1998 Annual Meeting of Stockholders. The Board of Directors has recommended Paul A. Gliebe, Jr., Scott R. Heldfond and Roger Kowalsky as the nominees for election as directors from such class. The continuing directors from the third class, S. Lee Kling and Andrew J. Cavanaugh, are serving terms that expire on the date of the 1996 Annual Meeting of Stockholders; and the continuing directors from the first class, Mark Goldman and Martin Nussbaum, are serving terms that expire on the date of the 1997 Annual Meeting of Stockholders.

     At the forthcoming Annual Meeting of Stockholders to be held on June 20, 1995, two directors will be elected for a term expiring on the earlier to occur of (a) the next Annual Meeting of Stockholders and the election (by the holders of Preferred Stock) and qualification of their successors or (b) the date on which the holders of Preferred Stock shall no longer be entitled to designate directors. The Board of Directors has recommended Hoffer Kaback and George Riordan as the nominees for election as directors from such class. Messrs. Kaback and Riordan were initially elected to the Board of Directors by the holders of Preferred Stock on July 15, 1994.

     Unless otherwise specified on the accompanying white proxy card, the shares of Common Stock voted pursuant thereto will be cast for Paul A. Gliebe, Jr., Scott R. Heldfond and Roger Kowalsky, as directors from the first class, to hold office until the 1998 Annual Meeting of Stockholders and until their respective successors shall be duly elected and shall have qualified. If, for any reason, at the time of election, Mr. Gliebe, Mr. Heldfond or Mr. Kowalsky should be unwilling to accept nomination or election, it is intended that such white proxy card will be voted for the election, in his place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that Mr. Gliebe, Mr. Heldfond or Mr. Kowalsky will be unable or unwilling to serve as a director.

     Unless otherwise specified on the accompanying green instruction form (by holders of Depositary Shares) or on the accompanying blue proxy card (by the Depositary), the Depositary Shares or shares of Preferred Stock voted pursuant thereto, as the case may be, will be cast for Hoffer Kaback and George Riordan as directors to hold office until the earlier to occur of (a) the next Annual Meeting of Stockholders and the election (by the holders of Preferred Stock) and qualification of their successors or (b) the date on which the holders of Preferred Stock shall no longer be entitled to designate directors. If, for any reason, at the time of election, Mr. Kaback or Mr. Riordan should be unwilling to accept nomination or election, it is intended that such green instruction form or blue proxy card, as the case may be, will be voted for the election, in his place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that Mr. Kaback or Mr. Riordan will be unable or unwilling to serve as a director.

     Information with respect to the Corporation's directors is set forth below.

                                     Positions and
                                        Offices
                                       Presently     Has Been a
                                     Held With the    Director
            Name              Age     Corporation      Since
            ----              ---     -----------      -----
Current Nominees to be
Elected by Holders of
Common Stock:
  Scott R. Heldfond . . . .    49   Director            1986
  Paul A. Gliebe, Jr. . . .    60   Director            1986
  Roger Kowalsky  . . . . .    60   Director            1994

Current Nominees to be
Elected by Holders of
Preferred Stock:
  Hoffer Kaback . . . . . .    45   Director            1994
  George Riordan  . . . . .    61   Director            1994

Directors Continuing in
Office:

Directors from Third Class:
  S. Lee Kling  . . . . . .    65   Director            1991
  Andrew J. Cavanaugh . . .    48   Director            1993

Directors from Second Class:
  Mark Goldman  . . . . . .    44   President, Chief    1987
                                    Executive
                                    Officer and
                                    Director
  Martin Nussbaum . . . . .    47   Director            1985

     Scott R. Heldfond has served as President and Chief Executive Officer of the Real Estate/Investment Division of Rollins Hudig Hall (the successor entity to DSI Insurance Services), an insurance brokerage firm, since 1985. The Corporation has retained the services of Rollins Hudig Hall in the past and during the current fiscal year.

     Paul A. Gliebe, Jr. has been a Vice President of Smith Barney Shearson since 1982. Smith Barney Shearson has provided investment-related services to the Corporation in the past and during the current fiscal year.

     Hoffer Kaback has served as the president of Gloucester Capital Corporation, a financial consulting firm, since 1980 and has been a general partner of Bosworth Partners, an investment partnership, since 1986. Mr. Kaback serves on the Boards of Directors of Biotechnology General Corp. and Sunshine Mining and Refining Company.

     George Riordan has served as the Managing Partner of George Riordan & Co., an investment banking firm, since 1991. From 1989 to 1991, Mr. Riordan served as a Managing Director of Dean Witter Reynolds. Mr. Riordan serves on the Boards of Directors of the Macneal-Schwendler Corp. and Pancho's Mexican Buffet, Inc.

     Roger Kowalsky served from 1983 to 1986 as Senior Vice President, Finance
& Administration for Yale Materials Handling Corporation. Prior to such time, from 1969 to 1982, Mr. Kowalsky worked at Pullman Inc., rising to Executive Vice President, Finance & Administration and President of Pullman Trailmobile, a subsidiary of Pullman Inc. Since 1989 Mr. Kowalsky has served as Director of the Vermont Studio Center, an organization dedicated to visual artists and writers located in northern Vermont. From 1986 to 1989, Mr. Kowalsky was retired.

     S. Lee Kling has served since 1991 as Chairman of the Board of Kling Rechter & Company, a merchant banking company which operates in partnership with Barclays Bank PLC. Mr. Kling served as Chairman of the Board of Landmark Bancshares Corporation, a bank holding company in St. Louis, Missouri ("Landmark"), until December 1991 when Landmark merged with Magna Group, Inc.
He had served in such capacity with Landmark since 1974 and had also served as Chief Executive Officer of Landmark from 1974 through October 1990 except for the period from May 1978 to January 1979 when he served as Assistant Special Counselor on Inflation for the White House and Deputy for Ambassador Robert S. Strauss. Mr. Kling serves on the Boards of Directors of Magna Group, Inc., Falcon Products, Co., Bernard Chaus Inc., E-Systems, Inc., Top Air Manufacturing, Inc., National Beverage Corp. and Hanover Direct, Inc.

     Andrew J. Cavanaugh serves as a Senior Vice President -- Corporate Human Resources of Estee Lauder Inc. He has been affiliated with Estee Lauder in an executive capacity since 1988. Prior to undertaking his current position, Mr. Cavanaugh served as a Senior Consultant with Coopers and Lybrand, New York City, from 1986 through 1988, and Senior Vice President - Administration of Paramount Pictures Corporation from 1984 through 1986.

     Mark Goldman has served as President and Chief Executive Officer of the Corporation since June 1991. From 1987 to June 1991, he served as Executive Vice President and Chief Operating Officer of the Corporation. From 1984 to 1987, Mr. Goldman served as Executive Vice President and Chief Operating Officer of Ages Entertainment Software, Inc. (formerly Sega Enterprises Inc.). From 1981 to 1984, Mr. Goldman was employed by Mattel Inc., as Senior Vice President
- -- Finance at Mattel Electronics and as Vice President and Assistant to the Chairman and Chief Executive Officer.

     Martin Nussbaum has been a partner of the law firm of Shereff, Friedman, Hoffman & Goodman, LLP since 1976. He has served as Chairman of the Executive Committee of the Corporation's Board of Directors since June 1991. The Corporation has retained Shereff, Friedman, Hoffman & Goodman, LLP in the past and during the current fiscal year.

                      MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1994, the Board of Directors held four (4) meetings. During such period, each of the then-current directors of the Corporation attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which such director served.

     The Board of Directors has standing executive, audit, nominating, compensation, finance and public responsibility committees.

     The members of the executive committee are Martin Nussbaum, who serves as Chairman, Andrew J. Cavanaugh, Mark Goldman and Scott R. Heldfond. The executive committee has the authority to act in place of the Board of Directors on all matters which would otherwise come before the Board of Directors except for such matters which are required by law or by the Corporation's Certificate of Incorporation or By-Laws to be acted upon exclusively by the Board of Directors. The executive committee held one meeting during the fiscal year ended December 31, 1994.

     The members of the audit committee are Roger Kowalsky, who serves as Chairman, Scott R. Heldfond, Hoffer Kaback and S. Lee Kling. The audit committee's primary responsibilities are to review the Corporation's financial statements, to recommend the appointment of the Corporation's independent auditors and to review the overall scope of the audit. The audit committee held three (3) meetings during the fiscal year ended December 31, 1994.

     The members of the nominating committee are Martin Nussbaum, who serves as Chairman, Andrew J. Cavanaugh and Roger Kowalsky. The nominating committee's primary responsibility is to nominate persons for election as directors of the Corporation. The nominating committee was established on April 21, 1994 and held no meetings during the fiscal year ended December 31, 1994.

     The members of the compensation committee are Andrew J. Cavanaugh, who serves as Chairman, Scott R. Heldfond and Martin Nussbaum. The compensation committee's primary responsibilities are to review the compensation arrangements relating to senior officers of the Corporation and to administer and make recommendations to the Board of Directors regarding the bonus plans for the senior officers of the Corporation. The compensation committee also administers the Corporation's Amended and Restated 1984 Employee Stock Option Plan (the "1984 Plan") and 1994 Senior Management Stock Option Plan (the "1994 Plan").
The compensation committee held six (6) meetings during the fiscal year ended December 31, 1994.

     The members of the finance committee are Mark Goldman, who serves as Chairman, Martin Nussbaum, Roger Kowalsky and S. Lee Kling. The finance committee's primary responsibilities are monitoring the Corporation's financial condition and reviewing its credit and other financing arrangements. The finance committee held three (3) meetings during the fiscal year ended December 31, 1994.

     The members of the public responsibility committee are Paul A. Gliebe, Jr., who serves as Chairman, Mark Goldman, S. Lee Kling and George Riordan. The public responsibility committee's primary responsibility is to review the operations of the Corporation regarding product safety, environmental and corporate governance issues. The public responsibility committee was established on July 20, 1994 and held one meeting during the fiscal year ended December 31, 1994.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 16, 1994 with respect to the Common Stock of the Corporation beneficially owned by (a) all persons known to the Corporation to own beneficially more than 5% of the Common Stock of the Corporation, (b) all directors and nominees, (c) the Named Executives (as defined under the caption "Executive Compensation") and
(d) all officers and directors of the Corporation as a group.

                                  Amount and        Percent of
                                   Nature of           Common
    Name of Individual or         Beneficial           Stock
      Identity of Group         Ownership (1)      Ownership (1)
    ---------------------       -------------      -------------
Dimensional Fund
  Advisors, Inc.(2)
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 40401  . . .        625,300               6.2%

College Retirement
  Equities Fund(3)
730 Third Avenue
New York, New York 10017  . .        541,500               5.4%

William Catron(4) . . . . . .        124,117               1.2%

Andrew J. Cavanaugh . . . . .          1,700                 *

Paul A. Gliebe, Jr. . . . . .          2,350                 *

Mark Goldman(5) . . . . . . .        459,041               4.5%

Scott R. Heldfond . . . . . .          3,450                 *

Loren Hildebrand(6) . . . . .        100,000                 *

Hoffer Kaback(7)  . . . . . .              0                 *

S. Lee Kling  . . . . . . . .          5,000                 *

Roger Kowalsky(8) . . . . . .          3,000                 *

Gary Niles(9) . . . . . . . .        200,233               2.0%

Louis Novak(10) . . . . . . .        191,770               1.9%

Martin Nussbaum(11) . . . . .          7,473                 *

George Riordan(12)  . . . . .          1,000                 *


All officers and directors as
a group (consisting of 28
persons)(13)  . . . . . . . .      1,426,927              12.9%

- ------------
*    Less than 1%.

(1) This table identifies persons and entities having sole voting and/or investment power with respect to the shares set forth opposite their names as of March 16, 1995, according to information furnished to the Corporation by each of them. Percent of Common Stock Ownership is based on 10,054,167 shares of Common Stock outstanding, and assumes that in each case the person or entity only, or the group only, exercised his or its rights to purchase all shares of Common Stock underlying stock options and warrants.

(2) As set forth in a Schedule 13G dated February 9, 1994 filed with the Securities and Exchange Commission.

(3) As set forth in a Schedule 13G dated February 8, 1994 filed with the Securities and Exchange Commission.

(4)  Includes 86,111 options granted pursuant to the 1994 Plan.

(5) Includes 229,630 options granted pursuant to the 1994 Plan and 25,000 options granted pursuant to the 1984 Plan.

(6)  Includes 100,000 options granted pursuant to the 1984 Plan.

(7) Mr. Kaback was elected as a director of the Corporation by the holders of the Preferred Stock on July 15, 1994.

(8) Mr. Kowalsky was appointed as a director of the Corporation on April 21, 1994.

(9) Includes 157,870 options granted pursuant to the 1994 Plan and 7,500 options granted pursuant to the 1984 Plan.

(10) Includes 157,870 options granted pursuant to the 1994 Plan.

(11) Includes 2,473 shares which may be acquired pursuant to the exercise of a warrant within 60 days of March 31, 1994. The shares are part of a warrant which was issued to Shereff, Friedman, Hoffman & Goodman, LLP on December 11, 1991 in connection with Mr. Nussbaum's service as Chairman of the Executive Committee of the Board of Directors. Mr. Nussbaum disclaims beneficial ownership of such other shares issuable upon exercise of the warrant.

(12) Mr. Riordan was elected as a director of the Corporation by the holders of the Preferred Stock on July 15, 1994.

(13) Includes an aggregate of 742,592 options granted pursuant to the 1994 Plan, 298,649 options granted pursuant to the 1984 Plan and 2,473 shares which may be acquired pursuant to the exercise of a warrant.

     The Corporation is not aware of any officer or director, if applicable, who failed to file an initial report of beneficial ownership upon becoming a director or officer of the Corporation or an annual statement of changes in beneficial ownership within forty-five days of the end of the Corporation's last fiscal year.

                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ending December 31, 1992, 1993 and 1994, the cash compensation paid by the Corporation and its subsidiaries, as well as certain other compensation paid or accrued for those years, to (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Corporation (collectively, the "Named Executives") in all capacities in which they served:

                                      Summary Compensation Table(1)
                                                                               Long-Term
                                             Annual Compensation            Compensation (1)
                                    -------------------------------------   ----------------
                                                                  Other                           All
                                                                 Annual                          Other
        Name and                                                 Compen-                        Compen-
   Principal Position        Year   Salary ($)   Bonus ($)      sation($)       Options(#)     sation($)
   ------------------        ----   ----------   ---------      ---------       ----------     ---------
Mark Goldman                 1994   400,000      600,000            0            229,630(2)    3,760(3)
President and Chief          1993   319,500            0            0             29,630       3,540(3)
Executive Officer            1992   307,385            0            0            200,000       2,830(3)

Louis Novak                  1994   261,055      316,800            0            157,870(4)      870(5)
Executive Vice President     1993   256,797            0            0             20,370         510(5)
and Chief Operating          1992   238,917            0            0            137,500         510(5)
Officer

Gary Niles                   1994   261,055      316,800            0            157,870(6)    1,440(7)
Executive Vice President,    1993   212,623            0            0             20,370       1,440(7)
Marketing and Product        1992   214,167            0            0            137,500       1,440(7)
Acquisition

Loren Hildebrand             1994   159,375      275,000(8)         0            100,000         840(9)
Executive Vice President,
Sales

William Catron               1994   226,535      206,640            0             86,111(12)     870(13)
Executive Vice President,    1993   214,813       25,000(10)   27,429(11)         11,111         870(13)
General Counsel and Chief    1992   135,288       25,000(10)  115,261(11)         75,000         508(13)
Administrative Officer

(1) Other than as provided in this table, there were no other transactions among the Named Executives and the Corporation which are required to be reported in this table.

(2) Represents 229,630 options granted pursuant to the 1994 Plan. Does not include 129,311 shares of Common Stock granted in connection with the termination of the 1992 Senior Management Stock Option Plan (the "1992 Plan").

(3) This amount represents $3,760 in premiums paid by the Corporation with respect to term life insurance in 1994, $3,540 in premiums paid by the Corporation with respect to term life insurance in 1993 and $2,830 in premiums paid by the Corporation with respect to term life insurance in 1992.

(4) Represents 157,870 options granted pursuant to the 1994 Plan. Does not include 88,900 shares of Common Stock granted in connection with the termination of the 1992 Plan.

(5) This amount represents $870 in premiums paid by the Corporation with respect to term life insurance in 1994 and $510 in premiums paid by the Corporation with respect to term life insurance in each of 1992 and 1993.

(6) Represents 157,870 options granted pursuant to the 1994 Plan. Does not include 88,900 shares of Common Stock granted in connection with the termination of the 1992 Plan.

(7) This amount represents $1,440 in premiums paid by the Corporation with respect to term life insurance in each of 1992, 1993 and 1994.

(8) This amount includes a $50,000 bonus paid to the Named Executive in connection with the Named Executive's hiring.

(9) This amount represents premiums paid by the Corporation with respect to term life insurance in 1994.

(10) This amount represents a bonus paid to the Named Executive in connection with the Named Executive's hiring.

(11) This amount includes an automobile allowance (which is provided to all senior officers of the Corporation) paid by the Corporation in 1993 in the amount of $14,400 and fees paid by the Corporation to the Corporation's accountants in the amount of $7,700 in 1993 in connection with the Named Executive's hiring. This amount also includes $103,394 of relocation expenses (including reimbursements of income taxes thereon) paid by the Corporation in connection with the Named Executive's hiring.

(12) Represents 86,111 options granted pursuant to the 1994 Plan. Does not include 48,491 shares of Common Stock granted in connection with the termination of the 1992 Plan.


(13) This amount represents $870 in premiums paid by the Corporation with respect to term life insurance in each of 1993 and 1994 and $508 in premiums paid by the Corporation with respect to term life insurance in 1992.

Stock Options

     The following table contains information concerning the grant of stock options to the Named Executives during the Corporation's last fiscal year:

                                  Option Grants in Last Fiscal Year

                                                                           Potential Realized Value at
                                                                             Assumed Annual Rates of
                                                                             Stock Price Appreciation
                                                                                       for
                                Individual Grants                                   Option Term
                    --------------------------------------                 ---------------------------
                                   % of Total
                                     Options
                                   Granted to
                                  Employees in
                      Options      Fiscal Year    Exercise   Expiration
      Name          Granted (#)   (of 961,000)     ($/Sh)       Date        5% ($)(1)    10% ($)(2)
      ----          -----------   ------------    --------      ----        ---------    ----------
Mark Goldman         229,630           23.9         9.00      1/26/04       1,299,718     3,293,740
Louis Novak          157,870           16.4         9.00      1/26/04         893,552     2,264,437
Gary Niles           157,870           16.4         9.00      1/26/04         893,552     2,264,437
Loren Hildebrand     100,000           10.4         5.75      4/04/04         361,614       916,402
William Catron        86,111            9.0         9.00      1/26/04         487,393     1,235,149

- ------------
(1)  The projected stock price would be $14.66 per share.

(2)  The projected stock price would be $23.34 per share.

     The options granted to Messrs. Goldman, Novak, Niles and Catron were issued under the 1994 Plan and the options granted to Mr. Hildebrand were issued under the 1984 Plan. Without the prior written consent of the Corporation, the Named Executives may not sell or otherwise transfer the shares acquired upon the exercise of any option listed in the above table for seven months following the date that a participant exercises such option. If at any time during the first six months of such seven month period, the optionee ceases to be an employee of the Corporation, the Corporation will have the right during the remainder of such six month period to repurchase, at the exercise price therefor, the shares which the optionee had acquired upon such option exercise. Unexercised options will automatically terminate on the date that an optionee ceases to serve as an employee of the Corporation unless such termination of the optionee's employment with the Corporation results from his or her retirement, death or disability.

     The Corporation does not currently grant stock appreciation rights.

Option Holdings

     The following table sets forth information with respect to the Named Executives concerning the unexercised options held as of the end of the last fiscal year. None of the Named Executives exercised options during the 1994 fiscal year.

                       Fiscal Year-End Option Values

                                                     Value of Unexercised
                       Number of Unexercised        In-the-Money Options at
                       Options at FY-End (#)             FY-End ($)(1)

  Name              Exercisable  Unexercisable    Exercisable    Unexercisable
  ----              -----------  -------------    -----------    -------------
Mark Goldman          168,210         86,420         68,750             0
Louis Novak            98,457         59,413              0             0
Gary Niles            105,957         59,413          3,725             0
Loren Hildebrand            0        100,000              0             0
William Catron         53,704         32,407              0             0

- ------------
(1) The closing price of the Common Stock on the New York Stock Exchange on December 31, 1994 was $5.75.

Compensation Committee Interlocks and Insider Participation

     The members of the compensation committee are set forth under "Meetings of the Board of Directors," and their relationship to the Corporation is set forth under "Election of Directors."

Compensation Committee Report

     The compensation committee of the Board of Directors (the "Committee"), subject to the approval of the entire Board of Directors, establishes and reviews the Corporation's arrangements and programs for compensating its executive officers, including the officers named in the compensation table contained in this proxy statement. The Committee is composed entirely of directors who are neither officers nor employees of the Corporation.

Background, Objectives and Philosophy

     The Committee recognizes that the Corporation has successfully implemented a multi-year program to turn around the Corporation's operations and return the Corporation to consistently profitable operations. The Committee's objective is to establish an over-all compensation program that is consistent with the implementation of this program.

     The Committee believes that there are three principal components which should be included in a compensation program:

     1)   base salary,

     2) annual incentives which reward employees annually for achieving goals each year, and

     3) long-term incentives which reward employees for achieving long-term objectives.

The Committee further believes that incentive programs should be based upon performance and that the long-term incentive program should ally the economic interests of the Corporation's officers with those of the Corporation's stockholders. Therefore, the Committee believes that it is appropriate for a substantial proportion of senior management compensation to consist of long-term incentives.

     Annual incentives are principally based on performance as measured by the Corporation's net income. The Committee believes that net income, in large part, is an appropriate measure of performance because it promotes the achievement of corporate-wide goals and is the best measure of the success of the Corporation's turnaround program. Each year, the Committee, in consultation with the Chief Executive Officer, establishes objectives for corporate-wide net after-tax earnings, the attainment of which serve as the basis for computing annual bonuses. Individual bonus opportunities are computed as a percentage of the participant's base salary. A portion of each executive's bonus is also dependent on the achievement of numerate and non-numerate individual objectives which are jointly established in advance by each such executive and the Committee. In addition, the Committee believes that it is appropriate, from time to time, to establish quantifiable annual individual goals for senior executives and to award limited bonuses for the achievement of such goals, without regard to net income.

     The Board of Directors believes that increase in the value of the Corporation's Common Stock should be the measure of performance for long term incentives. The Board of Directors also believes that the use of stock options as the principal basis for creating long term incentives also satisfies the objective of aligning the interests of executive management with those of the Corporation's stockholders. Levels of participation in the stock option plans generally vary on the basis of the recipient's position grade level.

Option Cancellation and Regrant

     In 1992, in connection with the reorganization of the Corporation's senior management group, the Board of Directors adopted the 1992 Plan. The 1992 Plan was adopted as a one-time grant of options that vest over a three-year period to certain members of senior management (the "Senior Officers"). The substantial options granted under the 1992 Plan were intended to provide an incentive to the Senior Officers to work through the several year period required to end the Corporation's extensive losses and reposition the Corporation for sustainable profitability.

     The options granted under the 1992 Plan, although granted at the fair market value of the Common Stock on the date of grant, contained a variable pricing provision. The Board of Directors recognized that, so long as the 1992 Plan remained in effect, increases in the price of the Common Stock and the application of generally accepted accounting principles ("GAAP") would have resulted in repeated and potentially large charges against future quarterly earnings of the Corporation. Conversely, decreases in the price of the Common Stock and the application of GAAP would have resulted in add-backs to future quarterly earnings of the Corporation. The Board of Directors believed that such future charges would distort future reported earnings and make it difficult for stockholders, stock analysts and potential investors to evaluate the operating performance of the Corporation. Therefore, the Committee, after consultation with outside experts, recommended to the Board of Directors, and the Board of Directors and the stockholders of the Corporation approved, a plan pursuant to which (i) the Senior Officers would terminate their options granted under the 1992 Plan and receive shares of Common Stock in order to compensate the Senior Officers for giving up their existing gain under such options and
(ii) new options would be granted to the Senior Officers, at a fixed exercise price equal to the fair market value of the Common Stock on the date of grant, in order to continue the Corporation's goal of compensating its senior management team for effectuating its multi-year turnaround program through one-time grants of stock options with options that vest over a three-year period, thus providing an incentive for long-term performance tied to an increase in the value of the Common Stock.

     The Board of Directors cancelled each Senior Officer's options granted under the 1992 Plan and granted an aggregate of 449,732 shares of Common Stock to the Senior Officers in order to compensate them for giving up their existing gain under their options. This gain was measured by the difference between the $9.00 market price on January 26, 1994 and the exercise price of the options granted under the 1992 Plan on January 26, 1994, the date on which the 1992 was terminated. Furthermore, the Board of Directors granted to each Senior Officer the same number of options under the 1994 Plan as were cancelled under the 1992 Plan, at a per share exercise price of $9.00, the trading price of the Common Stock at the time of the Board of Directors' actions. The following table shows the effect of the transaction:

                                        Ten-Year Option Repricings


                                        Number of
                                       Securities
                                       Underlying     Market Price       Exercise
                          Date of        Options       of Stock at     Price at Time      New     Expiration
                        Cancellation    Cancelled        Time of            of         Exercise    Date of
  Name and Principal        and       and Reissued    Cancellation     Cancellation      Price     Original
       Position          Reissuance        (#)             ($)              ($)           ($)       Option
       --------          ----------   ------------    ------------     ------------    --------    --------
Mark Goldman               1/26/94       200,000          9.00              4.21         9.00      1/30/02
President and Chief        1/26/94        29,630          9.00              2.07         9.00      4/22/03
Executive Officer

Louis Novak                1/26/94       137,500          9.00              4.21         9.00      1/30/02
Executive Vice             1/26/94        20,370          9.00              2.07         9.00      4/22/03
President and Chief
Operating Officer

Gary Niles                 1/26/94       137,500          9.00              4.21         9.00      1/30/02
Executive Vice             1/26/94        20,370          9.00              2.07         9.00      4/22/03
President, Marketing
and Product
Acquisition

William Catron             1/26/94        75,000          9.00              4.21         9.00      4/30/02
Executive Vice             1/26/94        11,111          9.00              2.07         9.00      4/22/03
President, General
Counsel and Chief
Administrative Officer

Ronald Hirschfeld          1/26/94        75,000          9.00              4.21         9.00      1/30/02
Executive Vice             1/26/94        11,111          9.00              2.07         9.00      4/22/03
President,
International Sales
and Marketing

Mark Shepherd              1/26/94        50,000          9.00              4.21         9.00      4/30/02
Senior Vice President,     1/26/94         7,408          9.00              2.07         9.00      4/22/03
Finance and Chief
Financial Officer (1)

H. Alan Gaudie             1/26/94        25,000          9.00              4.21         9.00      1/30/02
Senior Vice President,
Finance


- ------------
(1) Mr. Shepherd resigned as an officer of the Corporation, effective as of March 8, 1995. All of Mr. Shepherd's then unexercised options were terminated on the date of Mr. Shepherd's resignation.

     Without the prior written consent of the Corporation, an optionee may not sell or otherwise transfer the shares acquired upon the exercise of any option listed in the above table for seven months following the date that a participant exercises such option. If at any time during the first six months of such seven month period, the optionee ceases to be an employee of the Corporation, the Corporation will have the right during the remainder of such six-month period to repurchase, at the exercise price therefor, the shares which the optionee had acquired upon such option exercise. Unexercised options will automatically terminate on the date that an optionee ceases to serve as an employee of the Corporation unless such termination of the optionee's employment with the Corporation results from his or her retirement, death or disability.

     No option under the 1994 Plan is an "Incentive Stock Option" as defined in
Section 422 of the Internal Revenue Code of 1986, as amended. Recipients of grants under the 1994 Plan, upon approval of the 1994 Plan by the stockholders, received non-transferable ten year options, some of which vested retroactive to January 26, 1994 and some of which will vest on various dates through April 22, 1996. These dates parallel the vesting dates of the options granted under the 1992 Plan.

Compensation of the Chief Executive Officer

     Prior to May 1994, Mr. Goldman's compensation was set by an employment agreement entered into before he became the Corporation's chief executive officer. Mr. Goldman's contract expired pursuant to its terms in May 1994 and was not automatically renewed in accordance with its terms. The Committee and Mr. Goldman have agreed that Mr. Goldman's compensation arrangements shall be determined by the Committee and that Mr. Goldman's annual incentive will be determined on the basis of the same profit plan used in determining the annual bonuses for other executives. However, the amount of Mr. Goldman's annual bonus will be based solely on the achievement of corporate objectives. Similarly, options will be awarded to Mr. Goldman on the same basis as the Corporation's other senior executives, recognizing his senior position grade level. In light of the particular corporate-wide responsibilities of the Chief Executive Officer, the Committee believes that, more than other senior executives, the most substantial portion of Mr. Goldman's potential compensation should be tied to the appreciation of the share price of the Corporation's Common Stock.

     In setting Mr. Goldman's incentives, the Committee and Board of Directors considered his leadership and responsibility for planning and executing the current turnaround program with limited financial resources available to him. In 1994, the Corporation completed its plan, ahead of schedule, by revitalizing its core business and developing new products. The Committee has also considered Mr. Goldman's leadership in positioning the Corporation to attain additional resources in order to expand its business. Consistent with the

Committee's philosophy, the
potential economic rewards to Mr. Goldman will only be realized by him to the extent that the Corporation's business is successful.

               COMPENSATION COMMITTEE
               Andrew J. Cavanaugh (Chairman)
               Scott R. Heldfond
               Martin Nussbaum

Performance Graph

     The following graph tracks an assumed investment of $100 on the last trading day of the calendar year indicated below in the Corporation's Common Stock, the S&P 500 Index and the Russell 1000 Consumer Discretionary Economic Sector, assuming full reinvestment of dividends and no payment of brokerage or other commissions or fees. Past performance is not necessarily indicative of future performance.

                                    [GRAPH]

                          1989     1990     1991      1992      1993      1994
                          ----     ----     ----      ----      ----      ----
Lewis Galoob Toys, Inc.   $100      $21      $34       $27       $80       $49
S&P 500                   $100      $97     $125      $136      $150      $151
Russell 1000 Consumer
 Discretionary
 Economic Sector          $100      $92     $134      $157      $167      $158

Employment Contracts and Termination of Employment Agreements

     On October 27, 1994, the Corporation entered into a severance agreement (the "Severance Agreement") with Mark Goldman, effective as of July 13, 1994. The Severance Agreement sets forth severance benefits which are payable if Mr. Goldman's employment is terminated for various reasons, including termination by him of his employment following a change in control of the Corporation, as follows (the "Severance Payment"):

          (i) If Mr. Goldman is terminated without cause (as defined in the Severance Agreement) prior to a Change in Control (as defined in the Severance Agreement), or if Mr. Goldman terminates his employment for good reason (as defined in the Severance Agreement) prior to a Change in Control, the Severance Agreement provides that the Corporation shall pay to Mr. Goldman a lump sum payment equal to (a) two times Mr. Goldman's annualized current base compensation and (b) the greater of (1) two times the greater of (x) the incentive compensation bonus (excluding stock options or shares issued pursuant to a stock option, restricted stock or similar plan or long-term incentive bonuses) paid to Mr. Goldman for the previous year's performance or (y) the incentive compensation bonus (excluding stock options or shares issued pursuant to a stock option, restricted stock or similar plan or long-term incentive bonuses) that would be payable to Mr. Goldman if performance relative to plan for the current year was the same as performance relative to plan year-to-date (such performance is to be measured by the ratio of year-to-date actual performance divided by year-to-date plan performance; the index(es) of performance shall be the same as the most recent annual cash incentive compensation plan approved by the Board of Directors) (the amount equal to the greater of the amounts described in clauses (x) and (y) shall be hereinafter referred to as the "Annual Bonus"); or (2) five hundred thousand dollars ($500,000).

          (ii) If Mr. Goldman is terminated by the Corporation within twenty-four (24) months following a Change in Control (as defined in the Severance Agreement), or if Mr. Goldman terminates his employment for good reason (as defined in the Severance Agreement) within twenty-four (24) months following a Change in Control, the Severance Agreement provides that the Corporation shall pay to Mr. Goldman a lump sum payment equal to (a) three times Mr. Goldman's annualized current base compensation, (b) the greater of (1) three times the Annual Bonus or (2) five hundred thousand dollars ($500,000) and (c) three times the car allowance in effect for Mr. Goldman at the time of termination and a lump sum amount equal to three times the insurance and maintenance cost incurred for said vehicle during Mr. Goldman's last full year of employment with the Corporation. Furthermore, the Severance Agreement provides that the Corporation shall continue to provide Mr. Goldman with certain fringe benefits for a period of three years following the date of Mr. Goldman's termination, subject to mitigation by Mr. Goldman.

          (iii) If Mr. Goldman is terminated for cause, or if Mr. Goldman terminates his employment other than for good reason (as defined in the Severance Agreement), the Severance Agreement provides that the Corporation must pay to Mr. Goldman his unpaid compensation for services prior to termination and the value of any accrued unused vacation pay to the date of termination.

The maximum Severance Payment that the Corporation would have been required to make under the Severance Agreement if such amount became payable in fiscal 1994 was approximately $3,059,883.

     Mr. Goldman is employed by the Corporation as its President and Chief Executive Officer without an employment agreement. The Corporation has purchased a life insurance policy in a $2,000,000 face amount for Mr. Goldman who designated the beneficiary of such insurance policy.

     Each of the Named Executives (other than Mr. Goldman) has entered into a letter agreement with the Corporation which provides, among other things, that if the executive is terminated other than for cause the executive is entitled to continue to receive his salary and certain benefits (excluding bonus) for a period of up to twelve (12) months. These severance payments may be reduced in the event that the executive commences regular full-time employment during such period. In addition, if there is a change in control and the executive's employment is terminated or the executive resigns under certain circumstances, the above-described severance package is replaced with a lump sum payment equal to a multiple of such executive's salary, bonus and certain benefits, plus the continuation of certain benefits for a specified period of time. None of the Named Executives has an employment agreement with the Corporation.

Director Compensation

     Directors who are not full-time employees of the Corporation other than Mr. Nussbaum each received in fiscal year 1994 an annual director's fee of $15,000 plus $500 for each meeting of the Board of Directors or any committee thereof attended by such director. Furthermore, assuming the actions to be taken by the stockholders with respect to the 1995 Plan are approved, directors who are not full-time employees of the Corporation shall receive an option immediately exercisable into 2,000 shares of Common Stock on July 1, 1995 and on January 1 of each year thereafter. As compensation for Mr. Nussbaum's service as Chairman of the Executive Committee of the Board of Directors, Mr. Nussbaum received a fee of $10,000 per month in fiscal year 1994. This fee has been terminated effective March 31, 1995, and Mr. Nussbaum will receive an annual director's fee of $15,000 plus $500 for each meeting attended by Mr. Nussbaum. All directors are reimbursed by the Corporation for out-of-pocket expenses incurred by them as directors of the Corporation.

                 APPROVAL OF THE 1995 NON-EMPLOYEE DIRECTORS'
                               STOCK OPTION PLAN

General

     In the opinion of the Board of Directors, the future success of the Corporation depends, in large part, on its ability to attract, retain and motivate directors with experience and ability. In that respect, the Board of Directors of the Corporation, after obtaining the recommendation of the compensation committee of the Board of Directors (the "Committee"), adopted the 1995 Plan on January 21, 1995 to provide a program of regular option grants to non-employee directors of the Corporation.

Description

     The following description of the 1995 Plan is qualified in its entirety by reference to the full text of the 1995 Plan which is set forth as Exhibit A to this Proxy Statement.

     The 1995 Plan provides for the automatic grant of options immediately exercisable into 2,000 shares of Common Stock on an annual basis to non-employee directors of the Corporation. The options shall be granted on July 1, 1995 and January 1 of 1996 and each year thereafter. The aggregate number of shares which may be issued under the 1995 Plan is 160,000, subject to adjustments under certain circumstances. All non-employee directors of the Corporation are eligible to participate in the 1995 Plan. The 1995 Plan is administered by the Committee. All members of the Committee will be disinterested directors within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Subject to the terms of the 1995 Plan, the Committee will have no authority to determine the participants in the 1995 Plan, the number of shares subject to each option, the exercise periods or the conditions and dates of the grants. The Committee will have the authority, subject to the terms of the 1995 Plan, to construe and interpret any of the provisions of the 1995 Plan or any option granted thereunder. Such interpretations are binding on the Corporation and the optionee.

     The 1995 Plan authorizes the issuance of stock options that do not conform to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and thus are not incentive stock options. The exercise price of each stock option granted under the 1995 Plan shall be 100% of the fair market value of the Common Stock at the time of grant. Unexercised options will automatically terminate on the date that an optionee ceases to serve as a director of the Corporation unless such termination of the director's service as a director results from his or her death or disability.

     Options granted under the 1995 Plan shall be immediately exercisable. However, options may not be exercised after the tenth anniversary of their grant. Options may not be transferred during the lifetime of an optionholder. Payments by optionholders upon exercise of an option may be made (as determined by the Committee) in cash or such other form of payment as may be permitted under the 1995 Plan.

     Upon the exercise of an option granted under the 1995 Plan, an optionee will generally recognize compensation income subject to withholding equal to the difference between the exercise price of the stock option and the market value of the Common Stock on the exercise date. The Corporation will be entitled to a deduction in connection with the exercise of an option under the 1995 Plan at such time and to the extent that the optionee recognizes ordinary income. Any additional gain or any loss recognized upon the subsequent disposition of the acquired shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

     Section 162(m) of the Code, which generally disallows a tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer and certain other highly compensated employees ("covered employees"), should not apply to the 1995 Plan because employees of the Corporation are not eligible to participate in the 1995 Plan. If an option holder becomes a covered employee before exercising options granted under the 1995 Plan, compensation otherwise deductible upon exercise of such options may be subject to the deduction limitation of Section 162(m) of the Code unless another exception is available. At the present time, the Company believes that such compensation would satisfy the exception for "performance-based" compensation.

     In the event of stock dividends, stock splits or other such changes in the Corporation's capital structure, the 1995 Plan provides for adjustments to be made on a pro rata basis to the number of shares available under the 1995 Plan, the number of shares subject to outstanding options. If the Corporation liquidates or dissolves or if the Corporation engages in a merger or consolidation in which it is not the surviving corporation and (i) an optionee is not given the option in connection with such merger or consolidation to purchase on substantially equivalent terms, as determined by the Committee in its sole discretion, the stock, securities or other property which he would have been entitled to receive in connection with such merger or consolidation had he exercised his option under the 1995 Plan immediately prior thereto, or (ii) the surviving corporation does not expressly assume such outstanding options, his options will become exercisable immediately prior to the record date for the determination of stockholders entitled to participate in such merger, consolidation, dissolution or liquidation regardless of any vesting period or other installment provision contained in his options.

     The 1995 Plan may be amended by the Committee except that any amendment that (i) increases the total number of shares of Common Stock that may be subject to options granted (in the aggregate or to any director) under the 1995 Plan, (ii) expands the class of individuals eligible to receive options under the 1995 Plan, (iii) increases the period during which options may be granted or the permissible term of options under the 1995 Plan or (iv) decreases the minimum exercise price of such options will require stockholder approval prior to its adoption.

     The Board of Directors believes that the 1995 Plan will be beneficial in enabling the Corporation to retain its current directors and to attract qualified and experienced directors by providing them the opportunity to participate in the ownership of the Corporation and in the increased value which they have helped the Corporation to realize. In addition, the Board of

Directors believes that the 1995 Plan will be beneficial in creating a unity of economic interests between the Corporation's employees and its stockholders by creating a long-term incentive compensation system based on the value of the Common Stock.

     The Board of Directors, therefore, believes that the adoption of the 1995 Plan is necessary to allow the Corporation to continue to attract and retain qualified directors within the Corporation's cost structure.

Board Recommendation

     The Board of Directors believes that the 1995 Plan is in the best interest of the Corporation and its stockholders and therefore recommends that the stockholders vote FOR the approval of the 1995 Plan.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Upon recommendation of the audit committee, the Board of Directors has appointed Price Waterhouse as the Corporation's independent accountants for the fiscal year ending December 31, 1995.

     In the event stockholders do not ratify the appointment of Price Waterhouse as the Corporation's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the audit committee and the Board of Directors.


     A representative of Price Waterhouse will be present at the Annual Meeting to respond to appropriate questions and to make such statements as he may desire.

Board Recommendation

     The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of Price Waterhouse as the Corporation's independent accountants.

                                OTHER BUSINESS

     The Board of Directors of the Corporation knows of no other matters that may be presented at the Annual Meeting of Stockholders other than as set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next annual meeting of the Corporation's stockholders must be received by the Corporation for inclusion in the Corporation's 1996 Proxy Statement on or prior to January 9, 1996.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     The Annual Report to Stockholders of the Corporation for the year ended December 31, 1994 is being furnished simultaneously herewith. Such report and the financial statements included therein are not to be considered a part of this Proxy Statement.

     Upon the written request of any stockholder, management will provide, free of charge, a copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, including the financial statements and schedules thereto. Requests should be directed to Secretary, Lewis Galoob Toys, Inc., 500 Forbes Boulevard, South San Francisco, California 94080.

                             COST OF SOLICITATION

     The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. In addition to solicitation by mail, solicitations may be made personally, by telephone, by telegraph or by mail by officers, directors and employees of the Corporation, without additional remuneration therefor, and arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for their reasonable out-of-pocket expenses.

     It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                   By Order of the Board of Directors,

                                   KATHLEEN A. GOULDING
                                   Secretary

Dated:  May 9, 1995
        South San Francisco,
         California

                                                                      Exhibit A

                            LEWIS GALOOB TOYS, INC.
                 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                  1. Purpose. The 1995 Non-Employee Directors' Stock Option Plan (the "Plan") of Lewis Galoob Toys, Inc., a Delaware corporation (the "Corporation"), is designed to aid the Corporation and its subsidiaries in retaining and attracting non-employee directors of exceptional ability by enabling such non-employee directors to purchase a proprietary interest in the Corporation, thereby stimulating in such individuals an increased desire to contribute to the continued growth and success of the Corporation and its subsidiaries.

                  2. Amount and Source of Stock. The total number of shares of the Corporation's Common Stock (the "Shares") which may be the subject of options granted pursuant to the Plan shall be limited so that the total number of Shares issued upon the exercise of options granted pursuant to the Plan shall not exceed 160,000, subject to adjustment as provided in paragraph 10. None of the options to be granted under the Plan are intended to be "Incentive Stock Options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations (whether proposed, temporary or final) promulgated thereunder. Such Shares may be reserved or made available from the Corporation's authorized and unissued Shares or from Shares reacquired and held in the Corporation's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full for any reason, then the Shares subject to such option shall be added to the Shares otherwise available for issuance pursuant to the exercise of options under the Plan.

                  3. Administration of the Plan. The Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Corporation (the "Board") comprised of three or more members of the Board, selected by the Board, all of which members shall be "disinterested persons" as that term is defined in Rule 16b-3(d)(3) (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee is hereinafter sometimes referred to as the "Administrative Body." The Administrative Body shall have full authority to interpret the Plan, to establish and amend rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan.

                  4. Eligibility/ Non-Discretionary Grants. All non-employee directors of the Corporation then serving on the Board of Directors of the Corporation shall be eligible for, and shall receive, an option exercisable to purchase 2,000 Shares on July 1, 1995 and January 1 of 1996 and each year thereafter. The date on which an option is granted hereunder to a specified individual shall constitute the date of grant of such option (the "Date of Grant").

                  5. Option Price. The initial exercise price of the Shares purchasable under any option granted pursuant to the Plan shall be 100% of the fair market value of the Shares subject to such option on the Date of Grant. For purposes of the Plan, the "fair market value per share" of the Shares on a given date shall be: (i) if the Shares are listed on a registered securities exchange or quoted on the National Market System, the closing price per share of the Shares on such date (or, if there was no trading reported on such date, on the next preceding day on which there was trading reported); (ii) if the Shares are not listed on a registered securities exchange and not quoted on the National Market System, but the bid and asked prices per share for the Shares are provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, the average of the closing bid and asked price per share of the Shares on such date (or, if there was no trading in the Shares on such date, on the next preceding day on which there was trading) as provided by such organization; and (iii) if the Shares are not traded on a registered securities exchange and not quoted on the National Market System and the bid and asked price per share of the Shares are not provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, solely as determined by the Administrative Body in good faith.

                  6.       Vesting and Term of Option.

                           (a)     Subject to subparagraph 12(b) hereof,
options granted to a participant hereunder shall vest immediately upon grant.

                           (b)     Options granted hereunder shall be
exercisable for a period of ten (10) years from the Date of Grant.

                           (c)     The grant of options by the Administrative
Body shall be effective as of the Date of Grant; provided, however, that no option granted hereunder shall be exercisable unless and until this Plan has been approved by the Corporation's stockholders and unless and until the holder has entered into an individual option agreement with the Corporation that shall set forth the terms and conditions of such option. Each such agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be made available for inspection by the optionee during normal business hours at the principal office of the Corporation), and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

                  7. Exercise of Options. An option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Secretary of the Corporation at its then principal office. Such notice shall specify the number of Shares for which the option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Corporation as provided in subparagraph 12(b), and (ii) payment of the aggregate option price. Subject to paragraph 8 hereof, such payment shall be in the form of (i) cash or a certified check (unless such certification is waived by the Corporation) payable to the order of the Corporation in the amount of the aggregate option price,
(ii) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of Shares of which the aggregate fair market value on the date of exercise is equal to the aggregate option exercise price of the Shares being purchased, or (iii) a combination of these methods of payment. Delivery of such notice shall constitute an irrevocable election to purchase the

Shares specified in such notice, and the date on which the Corporation receives the last of such notice, documentation and the aggregate option exercise price for all of the shares covered by the notice shall, subject to the provisions of paragraphs 8 and 12 hereof, be the date as of which the Shares so purchased shall be deemed to have been issued. Subject to paragraph 8 hereof, the person entitled to exercise the option shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Corporation of the payment, notice and documentation expressly referred to in this paragraph
7. Notwithstanding the foregoing, a holder whose transactions in Common Stock are subject to Section 16(b) of the Exchange Act may tender Shares in payment of all or any portion of the option price only if the following additional conditions are met: (i) the tender is made at least six months after the Date of Grant and (ii) either (x) the election to tender is irrevocably made at least six months in advance of the tender of Shares or (y) the tender of Shares takes place during the period beginning on the third business day following the date of release of the Corporation's quarterly or annual financial results and ending on the twelfth business day following such date.

                  8. Loans. Anything in paragraph 7 to the contrary notwithstanding, the making of a loan by the Corporation to an optionee for the purpose of fully or partially exercising an option granted hereunder shall be permissible, and the application of the proceeds of any such loan to such exercise shall not be construed to contravene the requirement that payment of the aggregate option price be made upon exercise of an option. Stockholder approval of this Plan constitutes approval of all such loans which the Administrative Body may in its sole discretion hereafter determine to make for the express purpose of permitting the exercise of an option granted hereunder.

                  9. Exercise and Cancellation of Options After Termination, Disability or Death. Except as set forth below, if a holder shall voluntarily or involuntarily cease to serve as a director of the Corporation, the option of such holder shall terminate upon the first day that the holder is no longer such a director (the "Termination Date"), regardless of the expiration date specified in such option. If the termination of such service is due to disability (as defined by the Administrative Body in its sole discretion), the holder (or his duly appointed guardian or conservator) shall have the privilege of exercising any option that he could have exercised on the Termination Date; provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the Termination Date. If the termination of such service is due to the death of the holder, the duly appointed executor or administrator of his estate shall have the privilege at any time of exercising any option that the holder could have exercised on the Termination Date; provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the Termination Date.

                  Nothing contained herein or in any option agreement shall be construed to confer on any option holder any right to continue as a director of the Corporation or derogate from any right of the Corporation to remove such option holder as a director of the Corporation, with or without cause.

                  10. Non-transferability of Options. No option granted under the Plan shall be sold, pledged, assigned or transferred in any manner except to the extent that options may be exercised by an executor or administrator as provided in paragraph 9 hereof. An option may be exercised, during the lifetime of the holder thereof, only by such holder or his duly appointed guardian or conservator in the event of his disability.

                  11.      Adjustments Upon Certain Events.

                           (a)     If the outstanding Shares are subdivided,
consolidated, increased, decreased, changed into, or exchanged for a different number or kind of shares or other securities of the Corporation through reorganization, merger, recapitalization, reclassification, capital adjustment or similar transaction, or if the Corporation shall issue additional Shares as a dividend or pursuant to a stock split, then the number and kind of Shares available for issuance pursuant to the exercise of options to be granted under this Plan and all Shares subject to the unexercised portion of any option theretofore granted and the exercise price of such options shall be adjusted on a pro rata basis to prevent the inequitable enlargement or dilution of any rights hereunder; provided, however, that any such adjustment in outstanding options under the Plan shall be made without change in the aggregate exercise price applicable to the unexercised portion of any such outstanding option. Distributions to the Corporation's stockholders consisting of property other than Shares of the Corporation or its successor and distributions to stockholders of rights to subscribe for Shares shall not result in the adjustment of the Shares purchasable under outstanding options or the exercise price of outstanding options. Adjustments under this paragraph shall be made by the Administrative Body, whose determination thereof shall be conclusive and binding. Any fractional Share resulting from adjustments pursuant to this paragraph shall be eliminated from any then outstanding option. Nothing contained herein or in any option agreement shall be construed to affect in any way the right or power of the Corporation to make or become a party to any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or otherwise transfer all or any part of its business or assets.

                           (b)     In the event of the dissolution or
liquidation of the Corporation or in the event of a change in control of the Corporation, the holder of any option theretofore granted under this Plan shall have the right immediately prior to the record date for the determination of stockholders entitled to participate in such change in control, dissolution or liquidation, to exercise his option, in whole or in part, without regard to any installment provision that may have been made part of the terms and conditions of such option. In any such event, the Corporation will mail or cause to be mailed to each holder of an option hereunder a notice specifying the date that is to be fixed as of which all holders of record of the Shares shall be entitled to exchange their Shares for securities, cash or other property issuable or deliverable pursuant to such merger, consolidation, dissolution or liquidation. Such notice shall be mailed at least ten (10) days prior to the date therein specified. For purposes of this paragraph, a "change in control" of the Corporation shall be deemed to occur as of the date on which a person or entity or group of persons or entities, acting in concert, shall, in a transaction in which the Corporation is not a party, become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act, as amended from time to time) of securities of the Corporation representing fifty-one percent (51%) or more of the combined voting power of the issued and outstanding voting securities of the Corporation.

                  12.      General Restrictions.

                           (a)     No option granted hereunder shall be
exercisable if the Corporation shall at any time determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Shares otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (i) or clause
(ii) above, the exercisability of such options shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.

                           (b)     The Administrative Body may require, as a
condition to the right to exercise an option, that the Corporation receive from the option holder, at the time of any such exercise, representations, warranties and agreements to the effect that the Shares are being purchased by the option holder for investment only and without any present intention to sell or otherwise distribute such Shares and that the option holder will not dispose of such Shares in transactions which, in the opinion of counsel to the Corporation, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

                  13. Exchange of Options. The Administrative Body shall have the right to grant options hereunder that are granted subject to the condition that the grantee shall agree with the Corporation to terminate all or a portion of another option or options previously granted under the Plan. The Shares that had been issuable pursuant to the exercise of the option terminated in the exchange of options shall, upon such termination, again become available for issuance pursuant to the exercise of options under the Plan.

                  14. Provision of Information to Optionees. The Corporation shall furnish annually to each optionee while his or her option remains in effect and not fully exercised, copies of all annual and quarterly reports filed by the Corporation with the Securities and Exchange Commission during such period, or, if no such reports are required to be so filed, copies of all annual and other periodic reports provided by the Corporation to its stockholders generally.

                  15. Amendment. The Board shall have full authority to amend the Plan; provided, however, that any amendment that (i) increases the total number of Shares that may be subject to stock options granted (in the aggregate or to any director) under the Plan, (ii) expands the class of individuals eligible to receive options under the Plan, (iii) increases the period during which options may be granted or the permissible term of options under the Plan or (iv) decreases the minimum exercise price of such options shall only be adopted by the Board subject to stockholder approval. No amendment to the Plan shall, without the consent of the holder of an existing option, materially and adversely affect his rights under any option.

                  16. Termination. Unless the Plan shall theretofore have been terminated as provided hereinafter and in Section 17 hereof, the Plan shall terminate on January 20, 2005, and no options under the Plan shall thereafter be granted; provided, however, that the Board may at any time, in its sole discretion, terminate the Plan prior to the foregoing date. No termination of the Plan by the Board shall, without the consent of the holder of an existing option, materially and adversely affect his rights under such option.

                  17. Stockholder Approval. The Plan shall be submitted to the stockholders of the Corporation not later than at the 1995 Annual Meeting of the Corporation's stockholders. Any options granted hereunder prior to such stockholder approval shall not be exercisable unless and until such approval is obtained. If such approval is not obtained by such date, the Plan and any options granted hereunder shall terminate.

                                                             (WHITE PROXY CARD)

                            LEWIS GALOOB TOYS, INC.
                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 20, 1995

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION.

         The undersigned hereby appoints Mark Goldman and Kathleen A. Goulding, and each of them or their successors, his/her attorneys and proxies with full power of substitution to vote and act with respect to all shares of common stock of Lewis Galoob Toys, Inc. (the "Corporation") held of record by the undersigned on May 2, 1995 at the Annual Meeting of Stockholders of the Corporation to be held at 10:00 a.m., local time, on June 20, 1995 or at any adjournment(s) thereof (the "Meeting"), and instructs them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, receipt of which is hereby acknowledged, with discretionary power to vote upon such other business as may properly come before the Meeting or any adjournment(s) thereof.

The Board of Directors recommends that you vote FOR the following proposals:

1.  To elect three Directors:

/ /  FOR the nominees listed below   / /  WITHHOLD AUTHORITY to vote for all
nominees listed below

Nominees:Paul A. Gliebe, Jr., Scott R. Heldfond, Roger Kowalsky

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.



                                   ---------------------------------------------

2. To approve the Corporation's 1995 Non-Employee Directors' Stock Option Plan for non-employee directors of the Corporation.

                          FOR       AGAINST      ABSTAIN
                          / /         / /          / /
                                   ---------------------------------------------

3. To ratify the appointment of Price Waterhouse as the Corporation's independent accountants for the fiscal year 1995.

                          FOR       AGAINST      ABSTAIN
                          / /         / /          / /
                                   ---------------------------------------------

4.  To transact such other business as may properly come before the Meeting.

This Proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

                                    Dated_________________________

                                    ------------------------------

                                    ------------------------------
                                    Signature(s) of Stockholder(s)

                                    This Proxy shall be signed exactly as your name(s) appears hereon, if as attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add title as such.

                                                        (GREEN INFORMATION FORM)


                            LEWIS GALOOB TOYS, INC.
                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 20, 1995

                   THIS INSTRUCTION FORM IS SOLICITED BY THE
                     BOARD OF DIRECTORS OF THE CORPORATION.

         The undersigned hereby instructs, directs and authorizes Chemical Trust Company of California, as depositary for the Depositary Convertible Exchangeable Preferred Shares (the "Depositary Shares") of Lewis Galoob Toys, Inc. (the "Corporation"), to represent and vote, as designated below, the number of shares of $17.00 Convertible Exchangeable Preferred Stock corresponding to the number of Depositary Shares held of record by the undersigned on May 2, 1995 at the Annual Meeting of Stockholders of the Corporation to be held at 10:00 a.m., local time, on June 20, 1995 or at any adjournment(s) thereof (the "Meeting").

         This instruction form, when properly executed, will cause the Depositary to vote in the manner directed herein by the undersigned holder of Depositary Shares. The Depositary is also authorized to give a proxy conforming to the instructions hereunder to Hoffer Kaback and/or George Riordan.

The Board of Directors recommends that you cause the Depository to vote FOR the following proposal:

1.  To elect two Directors:

/ /  FOR the nominees listed below     / /  WITHHOLD AUTHORITY to vote for all
nominees listed below

Nominees:  Hoffer Kaback, George Riordan

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.

- ------------------------------------------

This Instruction Form will cause the Depositary to vote as specified. IF NO SPECIFICATION IS MADE, THIS INSTRUCTION FORM WILL CAUSE THIS DEPOSITARY TO VOTE FOR THE PROPOSAL.

Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.


                                    Dated_________________________

                                    ------------------------------

                                    ------------------------------
                                    Signature(s) of Stockholder(s)

                                    This Instruction Form shall be signed
                                    exactly as your name(s) appears hereon, if as attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add title as such.



                                    --------------------------------------
                                    Number of Depositary Shares

                                                               (BLUE PROXY CARD)


                            LEWIS GALOOB TOYS, INC.
                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 20, 1995

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION.

                  The undersigned hereby appoints Hoffer Kaback and George Riordan, and each of them, his/her attorneys and proxies with full power of substitution to vote and act with respect to all shares of $17.00 Convertible Exchangeable Preferred Stock of Lewis Galoob Toys, Inc. (the "Corporation") held of record by the undersigned on May 2, 1995 at the Annual Meeting of Stockholders of the Corporation to be held at 10:00 a.m., local time, on June 20, 1995 or at any adjournment(s) thereof (the "Meeting"), and instructs them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, receipt of which is hereby acknowledged.

The Board of Directors recommends that you vote FOR the following proposal:

1.  To elect two Directors:

/ /  FOR the nominees listed below     / /  WITHHOLD AUTHORITY to vote for
all nominees listed below

Nominees:     Hoffer Kaback, George Riordan

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.

- -----------------------------------------------

         This Proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

         Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.


                      Dated_________________________

                      CHEMICAL TRUST COMPANY OF CALIFORNIA


                       By:______________________________
                            Name:
                            Title: